Exhibit 21.1
NOBLE CORPORATION SUBSIDIARIES (as of February 29, 2008)

SUBSIDIARY NAME	INCORPORATED OR ORGANIZED IN:
Creystanes Investments Limited (1)	Cyprus
Noble Holding International (Cayman) Ltd. (1)	Cayman Islands
Noble Holding International (Cayman NHIL) Ltd. (1)	Cayman Islands
Noble Drilling (Luxembourg) S.à r.l. (2)	Luxembourg
Noble Downhole Technology Ltd. (3)	Cayman Islands
Noble Drilling (Cyprus) Limited (3)	Cyprus
Noble Holding International Limited (4)	Cayman Islands
Noble Holding (U.S.) Corporation (5)	Delaware
Noble Drilling Holding GmbH (6)	Switzerland
Noble Drilling (Deutschland) GmbH (7)	Germany
Noble Technology (Canada) Ltd. (7)	Alberta, Canada
Noble Engineering & Development de Venezuela C.A. (7)	Venezuela
Noble Drilling Americas LLC (8)	Delaware
Noble Drilling Holding LLC (8)	Delaware
Noble International Services LLC (8)	Delaware
Noble North Africa Limited (8)	Cayman Islands
Maurer Technology Incorporated (9)	Delaware
Noble Drilling Corporation (9)	Delaware
Noble Brasil Investimentos E Participacoes Ltda. (10)	Brazil
WELLDONE Engineering GmbH (11)	Germany
Noble International Limited (12)	Cayman Islands
International Directional Services Ltd. (12)	Bermuda
Noble Enterprises Limited (12)	Cayman Islands
Noble Mexico Services Limited (12)	Cayman Islands
Noble-Neddrill International Limited (12)	Cayman Islands
Noble Asset Company Limited (12)	Cayman Islands
Noble Asset (U.K.) Limited (12)	Cayman Islands
Noble Drilling (Nigeria) Ltd. (12)	Nigeria
Noble Drilling (Paul Wolff) Ltd. (12)	Cayman Islands
Noble do Brasil Ltda. (13)	Brazil
Noble Mexico Limited (12)	Cayman Islands
Noble International Finance Company (12)	Cayman Islands
Noble Drilling (TVL) Ltd. (12)	Cayman Islands
Noble Drilling (Carmen) Limited (12)	Cayman Islands
Noble Gene Rosser Limited (12)	Cayman Islands
Noble Campeche Limited (12)	Cayman Islands
Noble Offshore Mexico Limited (12)	Cayman Islands
Noble Offshore Contracting Limited (12)	Cayman Islands
Sedco Dubai LLC (14)	Dubai, UAE
Noble (Middle East) Limited (12)	Cayman Islands
Noble Drilling Holdings (Cyprus) Limited (12)	Cyprus
Triton Engineering Services Company (15)	Delaware
Noble Drilling International Inc. (15)	Delaware
Noble Carl Norberg LLC (15)	Delaware
Noble Earl Frederickson LLC (15)	Delaware
Noble Drilling Services Inc. (15)	Delaware
Noble Drilling (U.S.) Inc. (15)	Delaware

NOBLE CORPORATION SUBSIDIARIES (as of February 29, 2008)

SUBSIDIARY NAME	INCORPORATED OR ORGANIZED IN:
Noble Drilling Arabia Limited (16)	Saudi Arabia
Noble Drilling de Venezuela C.A. (16)	Venezuela
Noble Offshore de Venezuela C.A. (16)	Venezuela
Noble Drilling International Services Pte. Ltd. (17)	Singapore
Noble Drilling (Malaysia) Sdn. Bhd. (17)	Malaysia
Noble Drilling International Ltd. (18)	Bermuda
TSIA International (Antilles) N.V. (18)	The Netherland Antilles
Arktik Drilling Limited, Inc. (19)	Bahamas
Noble Rochford Drilling (North Sea) Ltd. (18)	Cayman Islands
Noble Drilling Asset (M.E.) Ltd. (18)	Cayman Islands
Noble Drilling (N.S.) Limited (20)	United Kingdom
Noble Drilling (Denmark) ApS (20)	Denmark
Noble Contracting GmbH (20)	Switzerland
Noble Holding Europe S.à r.l. (20)	Luxembourg
Noble Leasing (Switzerland) GmbH (20)	Switzerland
Triton International, Inc. (21)	Delaware
Triton Engineering Services Company, S.A. (21)	Venezuela
Noble Drilling (Canada) Ltd. (22)	Alberta, Canada
Noble Drilling International (Cayman) Ltd. (23)	Cayman Islands
Noble Drilling Leasing LLC (24)	Delaware
Noble John Sandifer LLC (24)	Delaware
Noble Bill Jennings LLC (24)	Delaware
Noble Drilling Exploration Company (24)	Delaware
Noble Leonard Jones LLC (24)	Delaware
Noble (Gulf of Mexico) Inc. (24)	Delaware
Noble Drilling (Jim Thompson) Inc.(24)	Delaware
Noble Asset Mexico LLC (24)	Delaware
Noble Johnnie Hoffman LLC (24)	Delaware
Noble Operating (M.E.) Ltd. (25)	Cayman Islands
Noble Drilling (Land Support) Limited (26)	United Kingdom
Noble Drilling (U.K.) Ltd. (26)	United Kingdom
Noble Drilling (Nederland) B.V. (27)	The Netherlands
Noble Drilling (Denmark) Holding ApS (28)	Denmark
Triton International de Mexico S.A. de C.V. (29)	Mexico
Bawden Drilling Inc. (30)	Delaware
Bawden Drilling International Ltd. (30)	Bermuda
Noble International Services Ltd. (30)	Bermuda
Noble Drilling Norway AS (31)	Norway
Noble Drilling Services Norge AS (31)	Norway
Resolute Insurance Group Ltd. (32)	Bermuda
Maregem AS (33)	Norway

1	100% owned by Noble Corporation
2	100% owned by Creystanes Investments Limited
3	100% owned by Noble Holding International (Cayman) Ltd.

4	50% owned by Noble Holding International (Cayman) Ltd., 50% owned by Noble Holding International (Cayman NHIL) Ltd.
5	42.44% owned by Noble Drilling (Luxembourg) S.à r.l., 57.56% owned by Noble Drilling International (Cayman) Ltd.
6	100% owned by Noble Drilling (Luxembourg) S.à r.l.
7	100% owned by Noble Downhole Technology Ltd.
8	100% owned by Noble Holding International Limited
9	100% owned by Noble Holding (U.S.) Corporation
10	99% owned by Noble Drilling Holding GmbH, 1% owned by Noble Drilling Holding LLC
11	100% owned by Noble Drilling (Deutschland) GmbH
12	100% owned by Noble Drilling Holding LLC
13	99% owned by Noble Drilling Holding LLC, 1% owned by Noble Asset Company Limited
14	Joint venture (owned 49% by Noble Drilling Holding LLC)
15	100% owned by Noble Drilling Corporation
16	100% owned by Noble International Limited
17	100% owned by Noble Enterprises Limited (70% in the case of Noble Drilling (Malaysia) Sdn. Bhd.)
18	100% owned by Noble Asset Company Limited
19	Joint venture (owned 82% by Noble Asset Company Limited)
20	100% owned by Noble Drilling Holdings (Cyprus) Limited
21	100% owned by Triton Engineering Services Company
22	100% owned by Noble Drilling International Inc.
23	95% owned by Noble Drilling International Inc., 5% owned by Noble Drilling (U.S.) Inc.
24	100% owned by Noble Drilling (U.S.) Inc.
25	100% owned by Noble Drilling Asset (M.E.) Ltd.
26	100% owned by Noble Drilling (N.S.) Limited
27	100% owned by Noble Drilling (Denmark) ApS
28	100% owned by Noble Holding Europe S.à r.l.
29	100% owned by Triton International, Inc.
30	100% owned by Noble Drilling (Canada) Ltd.
31	100% owned by Noble Drilling (Denmark) Holding ApS
32	100% owned by Bawden Drilling International Ltd.
33	100% owned by Noble Drilling Services Norge AS